Exhibit 23.13

CONSENT OF CARL DAVID WARREN

I consent to the use of my name, or any quotation from, or summarization of the technical report summary entitled “2022 Initial Assessment on the Workman Creek Project US SEC Subpart 1300 Regulation S-K Report Gila County, Arizona, USA”, dated February 14, 2023, prepared by me, included or incorporated by reference in:

(i)

the Annual Report on Form 10-K for the period ended July 31, 2023 (the “Form 10-K”) of Uranium Energy Corp. (the “Company”) being filed with the United States Securities and Exchange Commission, and any amendments or supplements thereto;

(ii)	the Company’s Form S-3 Registration Statements (File Nos. 333-220404, 333-267992 and 333-268417), and any amendments or supplements thereto; and

(iii)

the Company’s Form S-8 Registration Statements (File Nos. 333-147626, 333-162264, 333-172092, 333-192462, 333-201423, 333-213500, 333-227023, 333-233736, 333-249679, 333-262197 and 333-273321); and any amendments or supplements thereto.

I further consent to the filing of the technical report summary as an exhibit to the Form 10-K.

/s/ Carl David Warren
Carl David Warren, P.E., P.G., SME Registered Member

Date: September 28, 2023.